Exhibit 17(a)

[Name and Address]


                        INVESCO SMALL COMPANY VALUE FUND
                         INVESCO DIVERSIFIED FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

      This proxy is being solicited on behalf of the Board of Directors of INVESCO Diversified Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Small Company Value Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

          [INVXXX]            KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                        INVESCO SMALL COMPANY VALUE FUND
                         INVESCO DIVERSIFIED FUNDS, INC.

VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR ALL
                                      ALL      ALL     EXCEPT
3. Election of the Company's Board    \_\     \_\      \_\     To withhold
   of Directors; (1) Fred A.                                   authority to
   Deering; (2) Dr. Victor L.                                  vote for any
   Andrews; (3) Bob R. Baker;                                  individual
   (4) Lawrence H. Budner;                                     nominee(s), mark
   (5) Dr. Wendy Lee Gramm;                                    "For All Except"
   (6) Kenneth T. King; (7) John W.                            and write the
   McIntyre; and (8) Dr. Larry Soll                            nominee's number
                                                               on the line
                                                               below.

VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN

1. Approval of an agreement and plan of                \_\       \_\      \_\
   reorganization and termination under
   which INVESCO Small Company Growth
   Fund ("Growth Fund"), a series of
   INVESCO Emerging Opportunity Funds,
   Inc., would acquire all of the assets
   of Value Fund in exchange solely for
   shares of Growth Fund and the
   assumption by Growth Fund of all of
   Value Fund's liabilities, followed by
   the distribution of those shares to
   the shareholders of Value Fund, all
   as described in the accompanying
   Prospectus/Proxy Statement;

2. Approval of changes to the fundamental              \_\       \_\      \_\
   investment policies;

\_\To vote against the proposed changes
   to one or more of the specific
   fundamental investment policies, but
   to approve others, PLACE AN "X" IN
   THE BOX AT left and indicate the
   number(s) (as set forth in the proxy
   statement) of the investment policy
   or policies you do not want to change
   on the line below.

__________________________________________

4. Ratification of the selection of
   PricewaterhouseCoopers LLP as the
   Company's Independent Public
   Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[         ] TOLL
FREE OR VISIT WWW.[               ].COM

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person


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Signature                                         Date

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Signature (Joint Owners)                          Date